                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 1997

                        NORTHSTAR HEALTH SERVICES, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                         0-21752                25-1697152
(State or other              (Commission File         (IRS Employer
jurisdiction of                  Number)             Identification No.)
incorporation)

665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA            15701
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (412) 349-7500

                                 Not Applicable
          (Former name or former address, if changed from last report)

ITEM 5. OTHER EVENTS.

     Cerberus Partners, L.P. has purchased from IBJ Schroder Bank & Trust Company all of the Company's senior debt amounting to $15.3 million. The debt was purchased subject to an existing forbearance agreement that extends through the end of September 1997.

     Cerberus Partners, L.P. is a broadly diversified financial securities firm that invests in publicly traded and private debt issues of both large and middle market companies. Cerberus also provides financing for companies seeking capital for mergers, acquisitions and working capital. The Company has entered into discussions with Cerberus Partners, L.P., a New York based investment firm, to commence negotiations to establish a permanent restructuring of the company's senior debt that would cure all existing defaults and contemplate a viable repayment schedule.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of businesses being acquired: None.

        (b) Pro Forma financial information: None.

        (c) Exhibits:

               99.1 Press release, dated September 10, 1997, issued by the Company regarding the purchase of senior debt by Cerberus Partners, L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Northstar Health Services, Inc.

                                /s/ Thomas W. Zaucha
                                --------------------------
                                Name:  Thomas W. Zaucha
                                Title: Chief Executive Officer and President

September 15, 1997

                                 EXHIBIT INDEX

Exhibit                                                                   Page
-------                                                                   ----

 99.1   Press release, dated September 10, 1997, issued by the Company regarding the purchase of senior debt by Cerberus Partners, L.P.....5